EXHIBIT 21
SUBSIDIARIES OF THE SCOTTS MIRACLE-GRO COMPANY

Gutwein & Co., Inc., an Indiana corporation
SMG Brands, Inc., a Delaware corporation
SMG Growing Media, Inc., an Ohio corporation
Rod McLellan Company, a California corporation
SMGM LLC, an Ohio limited liability company
The Scotts Company LLC, an Ohio limited liability company
EG Systems, Inc., dba Scotts LawnService, an Indiana corporation
Hyponex Corporation, a Delaware corporation
OMS Investments, Inc., a Delaware corporation
Scotts Temecula Operations, LLC, a Delaware limited liability company
Sanford Scientific, Inc., a New York corporation
Scotts Global Services, Inc., an Ohio corporation
Scotts Manufacturing Company, a Delaware corporation
Miracle-Gro Lawn Products, Inc., a New York corporation
Scotts Products Co., an Ohio corporation
Scotts Servicios, S.A. de C.V. (Mexico)[1]
Scotts Professional Products Co., an Ohio corporation
Scotts Servicios, S.A. de C.V. (Mexico)[2]
Scotts-Sierra Horticultural Products Company, a California corporation
Scotts-Sierra Crop Protection Company, a California corporation
Scotts-Sierra Investments, Inc., a Delaware corporation
ASEF BV (Netherlands)
Scotts Australia Pty Ltd. (Australia)
Scotts Benelux BVBA (Belgium)[3]
Scotts Canada Ltd. (Canada)
Scotts Czech s.r.o. (Czech Republic)
Scotts de Mexico SA de CV (Mexico)
Scotts France Holdings SARL (France)
Scotts France SARL (France)[4]
Scotts France SAS (France)[5]
Scotts Holding GmbH (Germany)
Scotts Celaflor GmbH & Co. KG (Germany)
Scotts Celaflor HGmbH (Austria)
Scotts Holdings Limited (United Kingdom)
Levington Group Ltd. (United Kingdom)
The Scotts Company (UK) Ltd. (United Kingdom)
The Scotts Company (Manufacturing) Ltd. (United Kingdom)

[1]	Not wholly-owned, Scotts Professional Products Co. owns 50%

[2]	Not wholly-owned, Scotts Products Co. owns 50%

[3]	Not wholly-owned, OMS Investments, Inc. owns .01%

[4]	Not wholly-owned, Scotts Holdings Ltd. owns .01%

[5]	Not wholly-owned, Scotts France SARL owns .01%

OM Scott International Investments Ltd. (United Kingdom)
Corwen Home and Garden Limited (United Kingdom)
Scotts International B.V. (Netherlands)
Scotts Deutschland GmbH (Germany)
Scott O.M. España, S.A. (Spain)
Scotts Italia S.r.l. (Italy)[6]
Scotts Horticulture Ltd. (Ireland)
Scotts Hungary KFT (Hungary)[7]
Scotts PBG Malaysia Sdn. Bhd. (Malaysia)
Scotts Poland Sp.z.o.o. (Poland)
Scotts Sweden AB (Sweden)
The Scotts Company (Nordic) A/S (Denmark)
The Scotts Company Italia S.r.l. (Italy)
The Scotts Company Kenya Ltd. (Kenya)
Turf-Seed Europe (Ireland)[8]
Smith & Hawken, Ltd., a Delaware corporation
Swiss Farms Products, Inc., a Delaware corporation

[6]	Not wholly-owned, James Hagedorn owns .05%

[7]	Not wholly-owned, OMS Investments, Inc. owns 3%

[8]	Not wholly-owned, Owned 51% by Tempoverde, Srl.